UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2014

CARDAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-181719	45-4484428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Penn Street, Washington Boro, Pennsylvania 17582
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (717) 215-9872

Koffee Korner Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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ITEM 7.01   REGULATION FD DISCLOSURE.

On February 7, 2014, we issued the press release attached hereto as Exhibit 99.1 announcing that we closed the previously announced merger of our subsidiary, Cardax Acquisition, Inc., with and into Cardax Pharma, Inc., as contemplated by that certain Agreement and Plan of Merger dated as of November 27, 2013, as amended, by and among Koffee Korner Inc., a Delaware corporation now known as Cardax, Inc. (the “Company”), Cardax Acquisition, Inc., a Delaware corporation, Cardax Pharma, Inc., a Delaware corporation, and Cardax Pharmaceuticals, Inc., a Delaware corporation.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 7, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2014

CARDAX, INC.

By:	/s/ David G. Watumull
David G. Watumull
Chief Executive Officer

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